Exhibit 10.5

OPTION GRANT AGREEMENT

THIS AGREEMENT, made as of this [—] day of [—], [—] between Accelerate Parent Corp. (the “Company”) and [—] (the “Participant”).

WHEREAS, the Company has adopted and maintains the Amended and Restated Accelerate Parent Corp. Management Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its Affiliates and stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of and provide services for the Company or its Affiliates and to improve the growth and profitability of the Company; and

WHEREAS, the Plan provides for the Grant to Participants of Options to purchase shares of Common Stock; and

WHEREAS, the Company desires to make a Grant of Options to the Participant, who is a member of the Company’s Board of Directors.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.	Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant an option (the “Option”) with respect to 200,000 shares of Common Stock of the Company. The Option will be a Time-Based Option.

2.	Grant Date. The Grant Date of the Option hereby granted is [—], [—].

3.	Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Plan, as interpreted by the Committee, shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

4.	Exercise Price. The exercise price of each share of Common Stock underlying the Option hereby granted is $1.00.

5.	Vesting. In addition to the provisions with respect to vesting set forth in the Plan, the Option shall become exercisable as follows: Thirty three and one third percent (33-1/3%) of the Option shall vest on each of the first, second and third anniversaries of the Grant Date, subject to the Participant’s continued Employment through each such vesting date.

6.	Cashless Exercise. In the event that the Participant’s Employment is terminated by the Company without Cause, the Committee may, in its sole discretion, permit the Participant to exercise all or any portion of his or her then-exercisable Option through cashless exercise (to satisfy both the Exercise Price and any applicable withholding taxes), to the extent permitted under Section 409A of the Code.

7.	Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action. This Agreement is intended to comply with Section 409A of the Code and any guidance issued thereunder and shall be interpreted, operated and administered accordingly.

8.	Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

9.	Limitation on Transfer. The Option shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that the Participant obtain the prior written approval by the Committee of any proposed Transfer to a Permitted Transferee during the lifetime of the Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the Option shall become exercisable and/or expire based on the Employment and termination of Employment of the Participant. All shares of Common Stock obtained pursuant to the Option granted herein shall not be transferred except as provided in the Plan and, where applicable, the Management Stockholders’ Agreement.

10.	Treatment of the Option upon a Change of Control. The portion of the Option that is outstanding immediately prior the consummation of a Change of Control, to the extent that it is not assumed, continued, substituted or cashed-out in connection with the Change of Control in accordance with the terms of the Plan, shall vest in full immediately prior to the consummation of such Change of Control.

11.	Confidentiality. The Participant agrees not to disclose confidential information of the Company and its subsidiaries (referred to collectively in this Section as “ATD”) to anyone outside of ATD except as specifically described below; neither will the Participant use such information for his or her own personal benefit. Confidential information may only be disclosed to someone outside of ATD if it is (a) to further a legitimate business purpose of ATD, and (b) disclosed after the intended recipient has signed an ATD approved agreement containing the appropriate confidentiality provisions. In addition, the Participant agrees to make every reasonable effort to (a) ensure the confidentiality and integrity of confidential information of ATD and (b) protect it against reasonably anticipated threats or hazards to its security or integrity. “Confidential information,” as referred to here, means information not generally known outside ATD. Examples of confidential information include, but are not limited to, non-public technical knowledge of methodologies, computer programs, and work processes of ATD; business information regarding costs, profits, sales, licensing arrangements, markets, and customer lists of ATD; knowledge of future activities within ATD, such as products or services in research and development or marketing plans; data obtained or created from sources outside ATD; and information provided to ATD by a third party which ATD has agreed to keep confidential.

Upon ATD’s request, the Participant will promptly return to ATD or destroy all company materials that came into his or her possession, custody or control in connection with his or her service as a member of the Board. The term “materials” includes, but is not limited to, all notes, correspondence, reports, computer programs, customer lists, data, manuals, presentations, and contracts which in any way relates to ATD’s business, and any confidential information referred to above. Upon cessation of service as a member of the Board, the Participant will promptly return all such materials without retaining any copies.

12.	Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter, except to the extent of any conflict between the provisions hereof and an employment agreement effective on the date hereof.

13.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the provisions governing conflict of laws.

15.	Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive. The Participant further acknowledges that, prior to the existence of a Public Market, no exercise of the Option or any portion thereof shall be effective unless and until the Participant has executed the Management Stockholders’ Agreement and the Participant hereby agrees to be bound thereby.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement, the Plan and the Management Stockholders’ Agreement as of the day and year first written above.

Accelerate Parent Corp.

By:
Title:

[Participant]